Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(380,117)
Unrealized Gain (Loss) on Market Value of Futures	324,778
Dividend Income	39
Interest Income	63
Total Income (Loss)	$(55,237)

Expenses
Investment Advisory Fee	$3,428
SEC & FINRA Registration Expense	620
Brokerage Commissions	348
NYMEX License Fee	149
Non-interested Directors' Fees and Expenses	55
Prepaid Insurance Expense	38
Other Expenses	14,973
Total Expenses	19,611
Expense Waiver	(14,116)
Net Expenses	$5,495
Net Gain (Loss)	$(60,732)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$7,072,902
Net Gain (Loss)	(60,732)

Net Asset Value End of Period	$7,012,170
Net Asset Value Per Unit (200,000 Units)	$35.06

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502